State of Missouri

SERVICES AGREEMENT

This Services Agreement (this "Agreement") is entered into as of the 1st day of December 2022, between EMGTA LLC (D.B.A Eco Minded Green Tech Alliance) at 6740 Shadow Creek Trl, #5407, Melbourne, Florida 32940 ("SERVICE PROVIDER") and Verde Renewables Inc, located at 2 Cityplace Dr, Suite 200, St. Louis, MO 63141 (collectively "CLIENT"). Each SERVICE PROVIDER and CLIENT may be referred to in this Agreement individually as a "Party" and collectively as the "Parties."

1. Services. The SERVICE PROVIDER acts as an independent contractor and as a strategic business and product development department for Verde Resources Inc and its subsidiaries and perform such other services as described in Schedule A attached hereto and incorporated herein ("Services"), which the CLIENT agrees. If variations from the original scope of work are deemed necessary and material, a mutually agreed-upon change request addendum will be created. Any service that is outside the scope of Services covered by Attachment A may be added to this Agreement by an Addendum describing the additional scope of work and fees for such work.

During the term of this Agreement, SERVICE PROVIDER shall devote productive time, energy and abilities to the performance of its duties hereunder as is necessary to perform the services in a timely and productive manner. All services provided shall be of the highest professional standards and performed to the CLIENT's reasonable satisfaction. Services shall at all times comply with all applicable federal, state and local laws and regulations. SERVICE PROVIDER shall have no authority to bind the CLIENT with respect to any contractual or other legal commitments or obligations with respect to third parties.

2. Term and Termination. This Agreement shall be for a period of 25 months, commencing on the effective date hereof. If the parties hereto desire to extend the relationship, the parties will renew this Agreement or enter into a new Agreement. Termination of this Agreement would only take place if there were a breach of contract on either side. SERVICE PROVIDER will still be entitled to the full-service fees should the CLIENT breaches, and forfeiture of fees if SERVICE PROVIDER breaches.

3. Contract Fee. CLIENT will pay to SERVICE PROVIDER and for all obligations specified in this Agreement, via the issuance of 750,000 (Seven Hundred and Fifty Thousand) new Verde Resources Inc. Shares (VRDR) as a form of remuneration. Unless otherwise stated, SERVICE PROVIDER shall be responsible for all taxes in connection with the purchase of Services in this Agreement. CLIENT shall carry no workers compensation insurance or any health or accident insurance on SERVICE PROVIDER. CLIENT shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits that might be customary in an employer-employee relationship.

4. Payment. Payment for the 25 -month Services will be by 750,000 Verde (VRDR) Shares, according to the following schedule:

375,000 VRDR Shares to be issued to EMGTA *on or before December 31st 2022 (For Year 1)*

375,000 VRDR Shares to be issued to EMGTA *on or before December 31st 2023 (For Year 2)*

5. Travel and Expense Reimbursement: Set forth in Paragraph 3, the CLIENT will reimburse SERVICE PROVIDER for approved outsourcing assistance, 3rd party software tools, industry related education programs, travel, lodging, and related expenses in accordance with the CLIENT's financial policies, upon submission of appropriate documentation. Approval must be obtained in advance. When traveling for the CLIENT, SERVICE PROVIDER shall submit an invoice for travel, lodging, and related expenses to the CLIENT no later than the 15th of each month following the dates on which the expenses were incurred and the CLIENT will reimburse the SERVICE PROVIDER within ten (10) business days of receipt.

6. Work Location and Materials: All materials, working space, equipment, or other resources required by SERVICE PROVIDER shall be the responsibility of SERVICE PROVIDER unless otherwise agreed by SERVICE PROVIDER and the CLIENT.

7. **Work Non-Assignable:** Except as agreed in advance in writing by the parties, all work in connection with the Services will be performed solely by SERVICE PROVIDER.

8. **Non-Solicitation of Employees:** During the term of this Agreement and for 12 months thereafter, SERVICE PROVIDER agrees not to contact any employee or contractor of the CLIENT in order to solicit the employee or contractor regarding any employment opportunities with SERVICE PROVIDER or any other CLIENT or organization, or otherwise encourage the employee or contractor to terminate its relationship with the CLIENT.

9. **Non-Disclosure of Trade Secrets and Confidential Information.**

(a) **Trade Secrets Defined.** As used in this Agreement, the term "Trade Secrets" shall mean all secret, proprietary or confidential information regarding the CLIENT and its parents, subsidiaries and affiliates, and their activities, business or customers that fits within the definition of "trade secrets" under the Uniform Trade Secrets Act. "Trade Secrets" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the CLIENT. This definition shall not limit any definition of "trade secrets" or any equivalent term under the Uniform Trade Secrets Act or any other state, local or federal law.

(b) **Confidential Information Defined.** As used in this Agreement, the term "Confidential Information" shall mean all information regarding the CLIENT, its activities, business or customers that is not generally known to persons not employed by the CLIENT and that is not generally disclosed by CLIENT practice or authority to persons not employed by the CLIENT and is the subject of reasonable efforts to keep it confidential. "Confidential Information" shall include, but not be limited to, business methods and forms, marketing plans, strategic business plans, information regarding leads or lead generation methods, information regarding Customers and suppliers, technical information regarding products or services, inventions, processes, product development, operations techniques, models, current and future development and expansion or contraction plans, sale/acquisition plans and contracts, information concerning the legal or financial affairs of the CLIENT and its parents, subsidiaries and affiliates. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the CLIENT. This definition shall not limit any definition of "confidential information" or any equivalent term under the Uniform Trade Secrets Act or any other state, local or federal law.

(c) **Non-Disclosure of Confidential Information and Trade Secrets.** During the term of this Agreement and thereafter, SERVICE PROVIDER shall hold in strict confidence and shall not directly or indirectly transmit or disclose any Trade Secrets or Confidential Information related to the CLIENT and its parents, subsidiaries and affiliates to any person or entity, or make use of any such Trade Secrets or Confidential Information, directly or indirectly, for itself or for others, without the prior express written consent of the CLIENT, except pursuant to the performance of the Services under this Agreement.

10. **Return of Materials:** Upon the termination of this Agreement, and at any earlier time the CLIENT requests, SERVICE PROVIDER shall immediately return all records, files, software, software code, memoranda, reports, price lists, leads, customer lists, drawings, training materials, workflows, phone lists, plans, sketches, documents, technical information, and other tangible items (together with all copies of such documents and things) relating to the business of the CLIENT to the CLIENT and shall not retain any copies or remove or participate in removing any such materials or things from the premises of the CLIENT after termination or the CLIENT's request for return. SERVICE PROVIDER shall not reproduce or appropriate for SERVICE PROVIDER's own use, or for the use of others, any property, Confidential Information or CLIENT inventions, and shall remove from any personal computing or communications equipment all information relating to the CLIENT.

11. Force Majeure. SERVICE PROVIDER shall not be responsible for any claims or damages resulting from any delays in performance or for non-performance due to unforeseen circumstances or causes beyond SERVICE PROVIDER's reasonable control.

12. Limitation of Liability/Indemnification. SERVICE PROVIDER will not be liable for any indirect, special, consequential, or punitive damages (including lost profits) arising out of or relating to this Agreement or the transactions it contemplates (whether for breach of contract, tort, negligence, or other form of action) and irrespective of whether SERVICE PROVIDER has been advised of the possibility of

any such damage. In no event will SERVICE PROVIDER's liability exceed the price paid by CLIENT for the Services giving rise to the claim or cause of action.

13. Assignment. Either Party may not assign any of its rights under this Agreement or delegate any performance under this Agreement, except with the prior written consent of the other Party. Any purported assignment of rights or delegation of performance in violation of this section is void.

14. Amendments. No amendment to this Agreement will be effective unless it is in writing and signed by both Parties.

15. Governing Law. The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, not including its conflicts of law provisions.

16. Disputes. Any dispute arising from this Agreement shall be resolved through mediation.

17. Entire Agreement. This Agreement contains the entire understanding between the Parties and supersedes and cancels all prior agreements of the Parties, whether oral or written, with respect to such subject matter.

18. Notices. Any notice or other communication given or made to any Party under this Agreement shall be in writing and delivered by hand, sent by overnight courier service or sent by certified or registered mail, return receipt requested, to the address stated above or to another address as that Party may subsequently designate by notice and shall be deemed given on the date of delivery.

19. Waiver. No Party shall be deemed to have waived any provision of this Agreement or the exercise of any rights held under this Agreement unless such waiver is made expressly and in writing. Waiver by any Party of a breach or violation of any provision of this Agreement shall not constitute a waiver of any other subsequent breach or violation.

20. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and assigns. The provisions of this Agreement are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision. The section headings herein are for reference purposes only and shall not otherwise affect the meaning, construction or interpretation of any provision of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together, shall constitute one and the same document.

IN WITNESS WHEREOF, the Parties have executed this agreement as of the date first written above.

DocuSigned by:

Jack Wong
CEO

Verde Renewables Inc.
CLIENT Full Name

DocuSigned by:
Eric Bava
720B7DB7CC164CD...
SERVICE PROVIDER Signature

Eric Bava EMGTA LLC
SERVICE PROVIDER Full Name

DocuSigned by:
Harvey Kaplan
BC6C3EEB41574BC...
SERVICE PROVIDER Signature

Harvey Kaplan EMGTA LLC
SERVICE PROVIDER Full Name

DocuSigned by:
Sean Marshall
SERVICE PROVIDER Signature

Sean Marshall EMGTA LLC
SERVICE PROVIDER Full Name

SCHEDULE A

Role: Use our broad range of expertise and personal contacts will be leveraged to greatly benefit the CLIENT and significantly impact the product marketplace. The SERVICE PROVIDER already has an eye towards identifying new sales prospects, driving business growth up and carbon emissions down, while evangelizing the Verde brands.

Align the SERVICE PROVIDER and the CLIENT's resources with the verticals stated below to increase profit margins and rapidly expand brand growth. Perform account management and business development services. Identify critical customer needs, define new business opportunities, and build a team to execute the global go-to-market strategy.

The SERVICE PROVIDER will suggest concepts, routes to market and potential market partners to develop and manage the CLIENT's relationships with farmers, shipping companies, and select Clientele. All designed to bring new customers to the CLIENT and keep current ones happy.

Expertise includes:

• CLIENT/Customer Acquisition	• Brand Management
• Strategy / Planning	• Creative Direction
• Brand Positioning	• Brand strategy
• Supplier Maintenance	• Product Activation
• Product Development	• Identify and target global brands
• Marketing Communications/PR	• Determine CLIENT and patient needs
• Product Marketing	• Specify objectives
• Product sales	• Brand messaging
• Channel Program Development	• Research and analysis
• Sales training and customer service programs	• Identify CBD product vertical partners and competition
• Grant Writing	• Marketing Communications
• Government Contracts	• Public Relations

Responsibilities: Include but are not limited to:

- Business development plans, design and implement processes to support business growth, through CLIENT acquisition and market definition.
- Facilitate business growth by working together with CLIENTs as well as business partners (suppliers, subcontractors, JV partners, technology providers, etc.)
- Build and maintain high-level contacts with current and prospective customers and any other potential business partners.
- Drive prospects through to contract award (including identifying new customers and markets, developing approaches to the market, identifying prospects, proposal preparation, etc.)
- Develop marketing strategy, manage proposal teams and CLIENT account managers.

Royalty: Eligible to receive 10% of gross quarterly sales commission from business transactions that can be directly attributed to the SERVICE PROVIDER's work efforts, for as long as the CLIENT or SERVICE PROVIDER maintains a business relationship, and upon the CLIENT receiving FULL payment. The 10% Royalty will be paid via 30% additional VRDR Stock Issuance (issued at the value traded at the said material time with a 10% discount) and remaining 70% of the Royalty via wire transfer.

BONUS: Eligible to receive a performance/merit bonus quarterly via new VRDR Stock issuance, in accordance with the company policies, based on several factors including the profitability of the company, revenue delivery, performance and the achievement of the goals set by the CEO during each fiscal year. The proposed performance/merit bonus structure will be determined and be mutually agreed by both parties.

Miscellaneous

If any provision of this Agreement is held invalid or otherwise unenforceable, the enforceability of the remaining provisions shall not be impaired thereby. This Agreement may be executed in one or more counterparts, all of which together shall constitute a single agreement and each of which shall be an original for all purposes. The failure by any party to exercise any right provided for herein shall not be deemed to be a waiver of any right hereunder.

This Agreement is the complete and exclusive statement of the Agreement between the parties, and supersedes all proposals or prior agreements, oral, or written and other communications between the parties relating to the subject matter of this Agreement. No amendment or modification of this Agreement shall be valid unless set forth in writing and signed by both parties hereto.
When signed by both parties, this letter will constitute a binding agreement.